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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                1. Digital Island, Ltd.

                2. Digital Island, B.V.

                3. Digital Island (Europe) SA.

                4. Digital Island (Hong Kong), Ltd.

                5. Digital Island (Japan) KK.